UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2006

MD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50435

DE	72-1491921
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

620 Florida Street, Suite 200, Baton Rouge, LA 70801
(Address of principal executive offices, including zip code)

225-343-7169
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

MD Technologies Inc. ("MDTO"), acquired certain assets of Billing Associates, LLC ("BA") on May 15, 2006. The purchase price was $846,000. The funds from the acquisition came from the $1.6 million loan agreement with BankcorpSouth, Baton Rouge, Louisiana, that occurred on May 5, 2006.

BA, based in Tampa, Florida, provides comprehensive accounts receivable and financial services to physician practices and other healthcare entities. BA currently serves more than 60 physicians.

The assets and related operations of BA will become one with MDTO. Mark Borden, President, will continue to manage BA's Tampa operations. Mark Borden will also join the MDTO management team as Vice President of Development for MDTO's subsidiary, Medical Group Services Inc. ("MGSI") . A copy of the Asset Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Financial statements were not required by Item 310(c) of Regulation S-B and accordingly, are not presented here-in.

(b) Pro Forma Financial Information

Pro Forma Financial information is not required by Item 310(d) of Regulation S-B and accordingly, is not presented here-in.

(c) Exhibits

The following exhibits are furnished as part of the Current Report on Form 8-K:

10.1*    Assets Purchase Agreement, dated May 15, 2006, by and among MD Technologies Inc., Billing Associates, LLC., and Mark Borden.

* An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, of portions of this exhibit. These portions have been omitted from this exhibit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MD TECHNOLOGIES INC.

Date: February 20, 2006	By:	/s/ William D. Eglin
William D. Eglin
CEO and President

Exhibit Index

Exhibit No.	Description
EX-10..1	Asset Purchase Agreement, Dated May 15, 2006